Exhibit 6.2

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT, (this “Agreement”) made this 18th day of July, 2021, by and between Transnational Group, Inc. (the “Seller”) and Shareholders of OTT Media Cap, LLC name set forth on the Schedule of Purchasers attached hereto as Exhibit A (which individuals or entity is hereinafter collectively referred to as the “Purchaser”) is made for the purpose of setting forth the terms and conditions upon which Seller will sell to Purchaser and Purchaser will purchase from Seller certain securities (the “Securities”) consisting of 10,000,000 shares of the Seller’s Series A Preferred Stock (the “Shares”). The Preferred Shares form a control block for the Seller and the designation of the Shares, as filed with the Nevada Secretary of State, is attached as Exhibit B. Together the Sellers, Transnational Group, Inc. and the Purchaser are referred to herein as the “Parties.”

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

WITNESSETH

WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase, the Shares in accordance with the terms set forth herein;

NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties herein contained, it is agreed between the Parties hereto as follows:

ARTICLE I

SALE OF SECURITIES

1.01      Sale of the Shares. Subject to the terms and conditions of this Agreement, and the representation and warranties contained herein, the Seller agrees to sell the Shares to the Purchaser for a total of $1 (the “Purchase Price”).

(a)   The Seller has adopted and filed with the Secretary of the State of Nevada the Amended and Restated Articles of Incorporation in the form attached hereto as Exhibit B (the “Amended Articles of Incorporation”).

(b)   On or prior to the Closing (as defined below), the Seller shall have authorized (i) the sale and issuance to the Purchaser of the Shares.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

To induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller represents and warrants as of the date hereof and as of the Closing, as follows:

2.01      Organization. The Seller is an individual.

2.02      Lawsuits. The Seller is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Seller or its securities. To the best of knowledge of the Seller, there is no dispute of any kind between the Seller and any third party.

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2.03      Ability to Carry Out Obligations. The Seller has the right, power, and authority to enter into, and perform its obligations under this Agreement. Except obligations owed to, and the required approval of, the Purchaser, the execution and delivery of this Agreement by the Seller and the performance by the Seller of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which the Seller the officers, directors or Sellers are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause TAMG (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the Seller or upon the Shares.

2.04      Intentionally Deleted.

2.05      Guaranties. The Seller has not guaranteed any dividend, obligation or indebtedness of any person or legal entity; nor has any person or legal entity guaranteed any dividend, obligation or indebtedness of the Seller.

2.06      Compliance with Laws. To the best of its knowledge, the Seller has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation pertaining to its corporate organization and its business. To the best of its knowledge, the Seller has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities. The Seller was entitled to use the exemptions provided by the Securities Act relative to the sale of its securities. The Shares being sold herein are being sold pursuant to the exemption provided by Section 4(a)2 of the Securities Act of 1933. The shares are restricted securities as that term is defined in Rule 144 of the Securities and Exchange Commission.

2.07      Litigation. The Seller is not a party to any suit, action, arbitration, or legal administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Seller, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the Seller. The Seller is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.08      Title. The Shares will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws and any held by the Purchaser. None of the Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such Shares. Except as provided in this Agreement, the Seller is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Shares. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the securities by the Purchaser (and/or assigns) impair, restrict or delay voting rights with respect to the Shares.

2.09      Representations. All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE III
CLOSING

3.01      Closing for the Purchase of the Shares. The Closing (the “Closing”) of this transaction for the purchase of the Shares will occur when all of the documents and consideration described in 3.02 below, have been delivered, or other arrangements made and agreed to.

3.02      Documents and Payments to be Delivered at Closing. As part of the Closing of the purchase of the Shares, the following documents, in form reasonably acceptable to counsel to the Parties, shall be delivered:

a)  By the Seller:

1.	Stock certificates in the name of the Purchaser, with restrictive legends, representing the Shares;

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b.  By Purchaser:

1.	Receipt of payment to the Seller’s bank account in the amount of $100, representing the total Purchase Price for the Shares.

3.03      Conditions Precedent. This Agreement, and the transactions contemplated hereby, shall be subject to the following conditions precedent:

The obligation of the Purchaser to pay the Purchase Price shall be subject to the fulfillment (or waiver by the Purchaser), at or prior to the Closing or the applicable delivery date thereof, of the following conditions, which the Seller and the Seller agree to use their reasonable efforts to cause to be fulfilled:

(a)  Representations, Performance. The representations and warranties contained in Article 2 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; the Purchaser and the Seller shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

(b)  Consents. Any required consent to the transactions contemplated by this Agreement shall have been obtained by the Seller or waived by the Purchaser.

(c)  Litigation. No suit, action, arbitration or other proceeding or investigation shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damages or other material relief in connection with this Agreement or the consummation of the transactions contemplated hereby, or which is likely to affect materially the value of the Shares or the Seller.

(d)  Proceedings and Documentation. All corporate and other proceedings of the Seller in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in form and substance to the Purchaser and the Purchaser’s counsel, and the Purchaser and the Purchaser’s counsel shall have received all such receipts, documents and instruments, or copies thereof, certified if requested, to which the Purchaser is entitled and as may be reasonably requested.

(e)  Consents and Approvals. All material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental or regulatory bodies which are (1) necessary to enable the Purchaser to fully operate the business of the Seller as contemplated from and after the Closing shall have been obtained and be in full force and effect, or (2) necessary for the consummation of the transactions contemplated hereby, shall have been obtained. Any notices to or consents of any party to any agreement or commitment constituting part of the transactions contemplated hereby, or otherwise required to consummate any such transactions, shall have been delivered or obtained.

ARTICLE IV

INVESTMENT INTENT

4.01      Transfer Restrictions. The Purchaser (and/or assigns) agrees that the securities being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

4.02      Investment Intent. The Purchaser is acquiring the Shares for their own account for investment, and not with a view toward distribution thereof.

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4.03      No Advertisement. The Purchaser acknowledges that the Shares have been offered to them in direct communication between them and Seller, and not through any advertisement of any kind.

4.04      Knowledge and Experience. The Purchaser acknowledges that it has been encouraged to seek their own legal and financial counsel to assist them in evaluating this purchase. The Purchaser is an “accredited investor”. The Purchaser acknowledges that Seller has given them and all of their counselors’ access to all information relating to TAMG’s business that they or any one of them have requested. The Purchaser acknowledges that it has sufficient business and financial experience, and knowledge concerning the affairs and conditions of TAMG so that they can make a reasoned decision as to this purchase of the Shares and are capable of evaluating the merits and risks of this purchase.

4.05      Restrictions on Transferability. The Purchaser is aware of the restrictions on transferability of the Shares and further understand the certificate representing these shares shall bear the following legend:

(a)  THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(A)(1) AND 4(A)(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b)  The Purchaser understands that these Shares may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act.

ARTICLE V

COVENANTS

5.01      To induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, the Seller covenants and agrees as follows:

(a)  Notices and Approvals. The Seller agrees: (a) to give all notices to third parties which may be necessary or deemed desirable by the Purchaser in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use its reasonable efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by the Purchaser in connection with this Agreement and the consummation of the transactions contemplated hereby; and (c) to use its reasonable efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by the Purchaser in connection with this Agreement and the consummation of the transactions contemplated hereby.

(b)  Information for the Purchaser’s Statements and Applications. The Seller and its employees, accountants and attorneys shall cooperate fully with the Purchaser in the preparation of any statements or applications made by the Purchaser or the Seller to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish the Purchaser with all information concerning the Seller necessary or deemed desirable by the Purchaser for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

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(c)  Access to Information. The Purchaser, together with their appropriate attorneys, agents and representatives, shall be permitted to make a full and complete investigation of the Seller and have full access to all of the books and records of the other during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

(d)  Non-Disparagement. The Parties acknowledge and agree that they will not defame or disparage the services, business, integrity, veracity, or personal or professional reputation of the other Party or any the other Party’s directors, officers, employees, affiliates, or agents of any of the foregoing in either a professional or personal manner; provided that the Parties may testify and respond truthfully to any questions from or on behalf of the themselves or any of its affiliates, or in any legal proceeding, arbitration or governmental investigation, or in any circumstances in which an answer may be legally compelled.

ARTICLE VI

REMEDIES

6.01      Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Nevada telephonically in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Arbitration may occur telephonically.

6.02      Intentionally Deleted.

6.03      Indemnification. From and after the Closing, the Seller and the Purchaser, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

6.04      Indemnification Non-Exclusive. The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

ARTICLE VII

MISCELLANEOUS

7.01      Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

7.02      No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by both Parties.

7.03      Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

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7.04      Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

7.05      Entire Agreement. This Agreement, including any and all attachments hereto, if any, contain the entire agreement and understanding between the Parties, and supersede all prior agreements and understandings.

7.06      Intentionally Deleted

7.07      Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all parties.

7.08      Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second day if faxed or sent by overnight mail, and properly addressed or faxed as follows:

If to the Seller:

Transnational Group, Inc.

Andrew Van Noy

2701 N Thanksgiving Way suite 100

Lehi, UT 84043

Phone: 805-453-7073

E-mail: vannoy1@gmail.com

If to the Purchaser:

Attn: Deepankar Katyal
Telephone: 734-546-4989
Email: Deep@katyal.me

7.09      Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

7.10     Effect of Closing. All representations, warranties, covenants, and agreements of the Parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

7.11     Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to affect the transaction described herein.

7.12     Expenses. Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party’s covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants’ fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such fees and expenses of the Parties hereto shall be paid prior to Closing.

7.13     Intentionally Deleted.

7.14     Governing Law. This Agreement has been negotiated and executed in the State of Nevada and shall be construed and enforced in accordance with the laws of such state.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first above written.

SELLER

TRANSNATIONAL GROUP, INC.

/s/ Andrew Van Noy

Name: Andrew Van Noy, CEO

OTT Media Cap, LLC Shareholders:

/s/ Barry Grunberger

Ott Media Cap LLC

By: Barry Grunberger

Its: CEO

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EXHIBIT A

Schedule of Purchasers

Purchaser	Number of Shares Purchased	Stated Par Value
Ott Media Cap LLC	10,000,0 00	0.001

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EXHIBIT B

Amended Articles of Incorporation

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